UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2023

TriplePoint Private Venture Credit Inc.
(Exact name of registrant as specified in its charter)

Maryland	814-01327	84-3383695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2755 Sand Hill Road, Suite 150 Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)
(650) 854-2090
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01    Other Events
On December 5, 2023, TriplePoint Private Venture Credit Inc.’s (the “Company”) Board of Directors declared (i) a $0.47 per share regular dividend on shares of the Company’s common stock and (ii) a $0.12 per share special dividend on shares of the Company’s common stock, each of which will be payable in cash on December 29, 2023 to stockholders of record at the close of business on December 12, 2023.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TriplePoint Private Venture Credit Inc.

By:	/s/ Sajal K. Srivastava
Name:	Sajal K. Srivastava
Title:	President
Date: December 5, 2023